Exhibit 10.11

Heska Corporation

2015 Management Incentive Plan

1.	The Category Percentages for the 2015 MIP are as follows:
	Title	Category Percentage
	Executive Vice President-level	40.0% of base salary
	Vice Presidents	35.0% of base salary
	Directors	25.0% of base salary

2.	The Plan Allocation for the 2015 MIP is as follows:
	•	50% on achievement of the company-wide financial objective and 50% on individual performance

3.	The Key Parameters for the 2015 MIP are as follows:
	•	1) Pre-MIP Operating Income and 2) Revenue

4.	The Payout Structure for the 2015 MIP is as follows:

Pre-MIP Operating Income (% MIP Goal)	Revenue (% MIP Goal)	Incentive Pool (% MIP Goal)	Post-MIP Operating Income
$4,000K (44%)	$90,000K (86%)	$0 (0%)	$4,000K
$5,000K (55%)	$91,000K (87%)	$220K (20%)	$4,780K
$7,266K (80%)	$93,000K (89%)	$660K (60%)	$6,606K
$8,174K (90%)	$94,268K (90%)	$880K (80%)	$7,294K
$9,083K (100%)	$104,742K (100%)	$1,100K (100%)	$7,983K
$9,991K (110%)	$115,216K (110%)	$1,375K (125%)	$8,616K
$10,900K (120%)	$125,690K (120%)	$1,650K (150%)	$9,250K

There shall be no MIP Payout if Pre-MIP Operating Income is less than $4,000K or Revenue is less than $90,000K. If necessary, MIP Payouts shall be determined by interpolating between MIP Payout result rows, subject to a minimum Post-MIP Operating Income interpolation.

5.	MIP Payout Features
	•	Amount – The actual amount of a participant’s MIP Payout will be determined in the sole and absolute discretion of the CEO or the Compensation Committee, and may be more or less than the percentage of MIP Goals achieved above.
	•	Eligibility – To earn an MIP Payout, a participant must remain an active employee of Heska Corporation or one of its affiliates through the time of payment of MIP Payouts (to be no later than March 15, 2016).
	•	Medium of Payment – MIP Payouts are to be made in cash, although by March 13, 2015 Executive Vice President-level participants may elect to receive up to 50% of his or her MIP Payout in stock or options to acquire stock (which are to be valued based on market price and Heska Corporation’s GAAP option valuation policy), subject to a maximum grant of such participant’s Incentive Target and vesting based upon MIP Payout achieved.
	•	Maximum payout – The maximum payout to any participant shall be 200% such participant’s Incentive Target, which is calculated by multiplying such participant’s base salary by the Category Percentage applicable to such participant.